Exhibit 99.1

AMERIS BANCORP ANNOUNCES RECORD 2021 FINANCIAL RESULTS

ATLANTA, Jan. 27, 2022 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported record 2021 net income of $376.9 million, or $5.40 per diluted share, compared with $262.0 million, or $3.77 per diluted share, for the year ended December 31, 2020. The Company reported adjusted net income of $368.7 million, or $5.29 per diluted share, for the year ended December 31, 2021, compared with $300.5 million, or $4.33 per diluted share, for the year ended December 31, 2020.

The Company reported net income of $81.9 million, or $1.18 per diluted share, for the quarter ended December 31, 2021, compared with $94.3 million, or $1.36 per diluted share, for the quarter ended December 31, 2020. The Company reported adjusted net income of $81.5 million, or $1.17 per diluted share, for the quarter ended December 31, 2021, compared with $102.0 million, or $1.47 per diluted share, for the same period in 2020.

Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to branch consolidations and efficiency initiatives, certain legal expenses, gain on bank owned life insurance ("BOLI") proceeds, (gain)/loss on bank premises and expenses related to the COVID-19 pandemic.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "The record earnings reported today are a culmination of efforts across our entire team. We remained focused this year and the success of our team was remarkable. Not only are we reporting record year to date earnings of $376.9 million, we are also reporting full year organic loan growth of 10.45% (excluding PPP loans), tangible book value growth of 10.8% and an ROA of 1.73%. In addition, we were able to maintain a 55% efficiency ratio in one of the tightest margin environments we've seen. We have positioned ourselves to be asset sensitive, we remain focused on expense control, and our credit quality remains strong. Add the growth opportunity from the recent acquisition of Balboa Capital, in addition to our strong Southeast markets, and you realize the level of momentum and enthusiasm around our Company as we look forward."

Highlights of the Company's results for the full year 2021 include the following:

  Net income of $376.9 million, or $5.40 per diluted share, compared with $262.0 million, or $3.77 per diluted share, in 2020
  Organic growth in loans of $727.5 million, or 5.0% (and $1.4 billion, or 10.5%, exclusive of PPP loans), during 2021
  Adjusted return on average assets of 1.69%, compared with 1.56% in 2020
  Adjusted return on average tangible common equity of 20.19%, compared with 19.77% last year
  Growth in tangible book value of 10.8%, or $2.57 per share, to $26.26 at December 31, 2021, compared with $23.69 at December 31, 2020
  Continued growth in noninterest bearing deposits, representing 39.54% of total deposits, up from 36.27% at December 31, 2020

Significant items from the Company's results for the fourth quarter of 2021 include the following:

  Net income of $81.9 million, or $1.18 per diluted share, compared with $81.7 million, or $1.17 per diluted share, in the third quarter of 2021
  Successfully completed the acquisition of Balboa Capital Corporation, a point of sale and direct online provider of lending solutions to small and mid-sized businesses nationwide, in December 2021
  Organic growth in loans of $383.9 million, or 10.4% annualized (and $536.6 million, or 14.8% annualized, exclusive of PPP loans), during the fourth quarter of 2021
  Increase in net interest income of $5.2 million, from $161.7 million in the third quarter of 2021 to $166.8 million in the fourth quarter of 2021
  Improvement in the adjusted efficiency ratio to 54.85% in the fourth quarter of 2021, from 56.56% in the third quarter of 2021
  Net recoveries during the fourth quarter of $556,000, or 0.01% of average loans, compared with net recoveries of $127,000, or 0.00% of average loans, in the third quarter of 2021
  Repurchased 25,859 shares of the Company's common stock at a cost of $1.3 million, or an average price of $48.47 per share

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for 2021 increased to $659.9 million, compared with $642.9 million for 2020. The Company's net interest margin was 3.32% for 2021, down from 3.70% reported for 2020. Accretion income for 2021 decreased to $16.3 million, compared with $27.4 million for 2020. The decrease in net interest margin is primarily attributable to excess liquidity held on the balance sheet from deposit growth during the year.

Net interest income on a tax-equivalent basis for the fourth quarter of 2021 increased to $167.9 million, compared with $162.8 million for the third quarter of 2021 and $164.8 million for the fourth quarter of 2020. The Company's net interest margin was 3.18% for the fourth quarter of 2021, down from 3.22% reported for the third quarter of 2021 and 3.64% reported for the fourth quarter of 2020. The decrease in net interest margin in the current quarter is attributable to excess liquidity held on the balance sheet, as the average balance in interest-bearing deposits in banks continued to increase during the quarter. The yield on earning assets declined five basis points due to this excess liquidity, and the decline was partially offset by increases in average loans and improvement in the cost of interest-bearing liabilities of one basis point during the quarter. Accretion income for the fourth quarter of 2021 decreased to $2.8 million, compared with $2.9 million for the third quarter of 2021 and $4.7 million for the fourth quarter of 2020.

Yields on loans increased to 4.26% during the fourth quarter of 2021, compared with 4.24% for the third quarter of 2021 and 4.41% reported for the fourth quarter of 2020. Contributing to interest income on loans for the fourth quarter of 2021 was $4.8 million of interest income on loans from the recent Balboa Capital acquisition, as well as $8.2 million of accelerated fee income on Paycheck Protection Program ("PPP") loan forgiveness, compared with $6.2 million in the third quarter of 2021. Loan production in the banking division during the fourth quarter of 2021 was $1.15 billion, with weighted average yields of 3.35%, compared with $913.3 million and 3.56%, respectively, in the third quarter of 2021 and $784.9 million and 3.86%, respectively, in the fourth quarter of 2020. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $5.5 billion during the fourth quarter of 2021, with weighted average yields of 3.43%, compared with $5.8 billion and 3.37%, respectively, during the third quarter of 2021 and $7.7 billion and 3.25%, respectively, during the fourth quarter of 2020.

Interest expense during the fourth quarter of 2021 increased to $11.5 million, compared with $11.4 million in the third quarter of 2021, but decreased from $15.3 million in the fourth quarter of 2020. The increase in interest expense was related to borrowings from the Balboa Capital acquisition, as the Company was not able to pay off all the debt until January 2022. The Company's total cost of funds moved one basis point lower to 0.23% in the fourth quarter of 2021 as compared with the third quarter of 2021. Deposit costs decreased one basis point during the fourth quarter of 2021 to 0.10%, compared with 0.11% in the third quarter of 2021. Costs of interest-bearing deposits decreased during the quarter from 0.18% in the third quarter of 2021 to 0.16% in the fourth quarter of 2021.

Noninterest Income
Noninterest income increased $5.2 million, or 6.8%, in the fourth quarter of 2021 to $81.8 million, compared with $76.6 million for the third quarter of 2021, primarily as a result of increased mortgage banking activity, which increased by $4.3 million, or 7.6%, to $60.7 million in the fourth quarter of 2021, compared with $56.5 million for the third quarter of 2021. This increase was primarily the result of a net recovery of servicing right impairment of $4.5 million, compared with an impairment of $1.4 million for the third quarter of 2021. Gain on sale spreads increased to 3.27% in the fourth quarter of 2021 from 3.17% for the third quarter of 2021. Total production in the retail mortgage division decreased to $1.82 billion in the fourth quarter of 2021, compared with $2.06 billion for the third quarter of 2021. The retail mortgage open pipeline was $1.62 billion at the end of the fourth quarter of 2021, compared with $1.93 billion at September 30, 2021.

Service charge revenue increased $298,000, or 2.59%, to $11.8 million in the fourth quarter of 2021, compared with $11.5 million for the third quarter of 2021, resulting from an increase in volume. Other noninterest income increased $1.4 million, or 19.8%, in the fourth quarter of 2021 to $8.3 million, compared with $6.9 million for the third quarter of 2021, primarily as a result of noninterest income in our Balboa Capital division of $1.1 million. Also contributing to the increase were increases in trust services income of $167,000 and BOLI income of $207,000.

Noninterest income decreased $81.0 million, or 18.1%, to $365.5 million for 2021, compared with $446.5 million for 2020, primarily as a result of decreased mortgage banking activity, which declined by $88.2 million, or 23.6%, to $285.9 million in 2021, compared with $374.1 million in 2020. Production remained strong at $8.9 billion in 2021, compared with $9.8 billion in 2020, while gain on sale spreads narrowed to 3.31% in 2021 from 3.79% in 2020.

Noninterest Expense
Noninterest expense increased $1.2 million, or 0.85%, to $138.4 million during the fourth quarter of 2021, compared with $137.2 million for the third quarter of 2021. During the fourth quarter of 2021, the Company recorded merger and conversion charges of $4.0 million and a net gain of $126,000 related to bank premises, compared with a net loss on bank premises of $1.1 million and merger and conversion charges of $183,000 during the third quarter of 2021. Excluding these charges, adjusted expenses decreased approximately $1.4 million, or 1.03%, to $134.5 million in the fourth quarter of 2021, from $135.9 million in the third quarter of 2021. Operating expenses in the newly acquired Balboa Capital division were $1.35 million in the fourth quarter of 2021. A driving factor in the overall decrease in expenses was a reduction in salaries and employee benefits in the banking division of $4.8 million, offset by the $1.3 million of salaries and employee benefits in the Balboa Capital division. The adjusted efficiency ratio was 54.85% in the fourth quarter of 2021, compared with 56.56% in the third quarter of 2021.

Noninterest expense decreased $38.5 million, or 6.4%, to $560.1 million in 2021, compared with $598.6 million in 2020. During 2021, the Company recorded $4.7 million of charges to earnings, the majority of which related to merger and conversion charges, compared with $9.9 million in charges in 2020 that were principally related to natural disaster and pandemic charges and certain legal expenses. Excluding these charges, adjusted expenses decreased $33.3 million, or 5.7%, to $555.4 million in 2021, from $588.7 million in 2020. The majority of this decrease is attributable to a $22.5 million reduction in salaries and employee benefits, primarily variable compensation related to mortgage production, and a $4.6 million reduction in amortization of intangible assets.

Income Tax Expense
The Company's effective tax rate for 2021 was 24.0%, compared with 23.0% in 2020. The Company's effective tax rate for the fourth quarter of 2021 was 23.8%, compared with 26.2% in the third quarter of 2021. The decreased rate for the fourth quarter of 2021 was primarily a result of a discrete charge to the Company's state tax liability in the third quarter of 2021.

Balance Sheet Trends
Total assets at December 31, 2021 were $23.86 billion, compared with $20.44 billion at December 31, 2020. Total loans, including loans held for sale, were $17.13 billion at December 31, 2021, compared with $15.65 billion at December 31, 2020. Total loans held for investment were $15.87 billion at December 31, 2021, compared with $14.48 billion at December 31, 2020, an increase of $1.39 billion, or 9.6%. Loan production in the banking division during the fourth quarter of 2021 totaled $1.15 billion, up 26% from the third quarter of 2021 and 46% from the fourth quarter of 2020.

At December 31, 2021, total deposits amounted to $19.67 billion, or 95.8% of total funding, compared with $16.96 billion and 96.8%, respectively, at December 31, 2020. At December 31, 2021, noninterest-bearing deposit accounts were $7.77 billion, or 39.5% of total deposits, compared with $6.15 billion, or 36.3% of total deposits, at December 31, 2020. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.52 billion at December 31, 2021, compared with $10.23 billion at December 31, 2020. These funds represented 63.6% of the Company's total deposits at December 31, 2021, compared with 60.3% at the end of 2020.

Shareholders' equity at December 31, 2021 totaled $2.97 billion, an increase of $319.4 million, or 12.1%, from December 31, 2020. The increase in shareholders' equity was primarily the result of earnings of $376.9 million during 2021, partially offset by dividends declared and share repurchases. Tangible book value per share was $26.26 at December 31, 2021, compared with $23.69 at December 31, 2020. Tangible common equity as a percentage of tangible assets was 8.05% at December 31, 2021, compared with 8.47% at the end of 2020.

Credit Quality
Credit quality remains strong in the Company. During the fourth quarter of 2021, the Company recorded a provision for credit losses of $2.8 million, compared with a provision reversal of $9.7 million in the third quarter of 2021. This provision was primarily attributable to growth in unfunded commitments, partially offset by an improvement in expected credit losses on loans. The Company has been prudently working with borrowers to support their credit needs during the current challenging economic conditions and is monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the fourth quarter of 2021 equaled approximately 0.4% of total loans, down from approximately 0.6% and 2.9% of total loans at the end of the third quarter of 2021 and the fourth quarter of 2020, respectively. Nonperforming assets as a percentage of total assets increased 11 basis points to 0.43% during the quarter. This increase was primarily attributable to purchased credit deteriorated assets added from the Balboa Capital acquisition and certain GNMA and portfolio mortgages that completed COVID forbearances and the loan has not been either brought current or formally modified. The Company recorded net recoveries in the fourth quarter of 2021 of $556,000, such that the net charge-off ratio was negative one basis point for the quarter, compared with zero basis points in the third quarter of 2021 and 70 basis points in the fourth quarter of 2020.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 28, 2022, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 652601. A replay of the call will be available one hour after the end of the conference call until February 4, 2022. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 554920. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 165 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2021	2021	2021	2021	2020	2021	2020
EARNINGS
Net income	$ 81,944	$ 81,680	$ 88,327	$ 124,962	$ 94,285	$ 376,913	$ 261,988
Adjusted net income	$ 81,544	$ 83,861	$ 87,548	$ 115,746	$ 101,995	$ 368,699	$ 300,501

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.18	$ 1.18	$ 1.27	$ 1.80	$ 1.36	$ 5.43	$ 3.78
Diluted	$ 1.18	$ 1.17	$ 1.27	$ 1.79	$ 1.36	$ 5.40	$ 3.77
Adjusted diluted EPS	$ 1.17	$ 1.20	$ 1.25	$ 1.66	$ 1.47	$ 5.29	$ 4.33
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.60	$ 0.60
Book value per share (period end)	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.07	$ 42.62	$ 38.07
Tangible book value per share (period end)	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 26.26	$ 23.69
Weighted average number of shares
Basic	69,398,594	69,439,845	69,496,666	69,391,734	69,252,307	69,431,860	69,256,020
Diluted	69,738,426	69,756,135	69,791,670	69,740,860	69,493,105	69,761,394	69,426,185
Period end number of shares	69,608,228	69,635,435	69,767,209	69,713,426	69,541,481	69,608,228	69,541,481
Market data
High intraday price	$ 56.64	$ 53.63	$ 59.85	$ 57.81	$ 39.53	$ 59.85	$ 43.79
Low intraday price	$ 46.20	$ 44.92	$ 47.44	$ 36.60	$ 22.37	$ 36.60	$ 17.12
Period end closing price	$ 49.68	$ 51.88	$ 50.63	$ 52.51	$ 38.07	$ 49.68	$ 38.07
Average daily volume	350,119	392,533	429,233	460,744	394,641	407,447	420,874

PERFORMANCE RATIOS
Return on average assets	1.41%	1.47%	1.64%	2.44%	1.89%	1.73%	1.36%
Adjusted return on average assets	1.40%	1.51%	1.63%	2.26%	2.04%	1.69%	1.56%
Return on average common equity	11.06%	11.27%	12.66%	18.80%	14.30%	13.33%	10.35%
Adjusted return on average tangible common equity	16.88%	17.65%	19.46%	27.66%	25.04%	20.19%	19.77%
Earning asset yield (TE)	3.39%	3.44%	3.58%	3.85%	3.98%	3.56%	4.21%
Total cost of funds	0.23%	0.24%	0.26%	0.30%	0.36%	0.25%	0.54%
Net interest margin (TE)	3.18%	3.22%	3.34%	3.57%	3.64%	3.32%	3.70%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	31.31%	30.32%	33.78%	39.71%	38.37%	34.01%	37.90%
Efficiency ratio	55.66%	57.59%	54.07%	52.59%	54.83%	54.87%	55.21%
Adjusted efficiency ratio (TE)	54.85%	56.56%	54.07%	54.62%	52.67%	55.00%	52.17%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.43%	12.87%	12.96%	12.87%	12.95%	12.43%	12.95%
Tangible common equity to tangible assets	8.05%	8.88%	8.83%	8.62%	8.47%	8.05%	8.47%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.05%	8.88%	8.83%	8.62%	8.47%	8.05%	8.47%
Effect of goodwill and other intangibles	4.38%	3.99%	4.13%	4.25%	4.48%	4.38%	4.48%
Equity to assets (GAAP)	12.43%	12.87%	12.96%	12.87%	12.95%	12.43%	12.95%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,008	1,821	1,817	1,815	1,816	2,008	1,816
Retail Mortgage Division	739	749	759	765	748	739	748
Warehouse Lending Division	12	12	12	12	12	12	12
SBA Division	34	29	30	29	24	34	24
Premium Finance Division	72	67	68	70	71	72	71
Total Ameris Bancorp FTE headcount	2,865	2,678	2,686	2,691	2,671	2,865	2,671

Assets per Banking Division FTE	$ 13,262	$ 12,374	$ 12,046	$ 11,806	$ 11,255	$ 13,262	$ 11,255
Branch locations	165	165	165	165	164	165	164
Deposits per branch location	$ 119,185	$ 114,142	$ 110,655	$ 108,339	$ 103,401	$ 119,185	$ 103,401

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2021	2021	2021	2021	2020	2021	2020
Interest income
Interest and fees on loans	$ 170,813	$ 166,358	$ 167,761	$ 171,157	$ 171,971	$ 676,089	$ 690,909
Interest on taxable securities	5,866	5,296	5,244	6,118	6,398	22,524	33,086
Interest on nontaxable securities	156	139	139	141	150	575	623
Interest on deposits in other banks	1,521	1,244	595	522	252	3,882	1,739
Interest on federal funds sold	9	9	12	12	12	42	146
Total interest income	178,365	173,046	173,751	177,950	178,783	703,112	726,503

Interest expense
Interest on deposits	4,678	5,106	5,775	6,798	8,870	22,357	59,067
Interest on other borrowings	6,850	6,279	6,124	6,175	6,457	25,428	29,683
Total interest expense	11,528	11,385	11,899	12,973	15,327	47,785	88,750

Net interest income	166,837	161,661	161,852	164,977	163,456	655,327	637,753

Provision for loan losses	(13,619)	(3,984)	(899)	(16,579)	(6,700)	(35,081)	125,488
Provision for unfunded commitments	16,388	(5,516)	1,299	(11,839)	5,481	332	19,062
Provision for other credit losses	(10)	(175)	(258)	(173)	(291)	(616)	830
Provision for credit losses	2,759	(9,675)	142	(28,591)	(1,510)	(35,365)	145,380
Net interest income after provision for credit losses	164,078	171,336	161,710	193,568	164,966	690,692	492,373

Noninterest income
Service charges on deposit accounts	11,784	11,486	11,007	10,829	11,465	45,106	44,145
Mortgage banking activity	60,723	56,460	70,231	98,486	95,192	285,900	374,077
Other service charges, commissions and fees	962	1,154	1,056	1,016	965	4,188	3,914
Gain (loss) on securities	(4)	530	1	(12)	—	515	5
Other noninterest income	8,304	6,932	6,945	7,654	4,521	29,835	24,359
Total noninterest income	81,769	76,562	89,240	117,973	112,143	365,544	446,500

Noninterest expense
Salaries and employee benefits	76,615	79,671	85,505	95,985	92,466	337,776	360,278
Occupancy and equipment	13,494	11,979	10,812	11,781	12,709	48,066	52,349
Data processing and communications expenses	11,534	10,681	11,877	11,884	11,323	45,976	46,017
Credit resolution-related expenses(1)	1,992	377	622	547	1,156	3,538	5,106
Advertising and marketing	2,381	2,676	1,946	1,431	3,267	8,434	8,046
Amortization of intangible assets	3,387	3,387	4,065	4,126	4,190	14,965	19,612
Merger and conversion charges	4,023	183	—	—	—	4,206	1,391
Other noninterest expenses	24,943	28,242	20,934	23,044	26,005	97,163	105,830
Total noninterest expense	138,369	137,196	135,761	148,798	151,116	560,124	598,629

Income before income tax expense	107,478	110,702	115,189	162,743	125,993	496,112	340,244
Income tax expense	25,534	29,022	26,862	37,781	31,708	119,199	78,256
Net income	$ 81,944	$ 81,680	$ 88,327	$ 124,962	$ 94,285	$ 376,913	$ 261,988

Diluted earnings per common share	$ 1.18	$ 1.17	$ 1.27	$ 1.79	$ 1.36	$ 5.40	$ 3.77

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2021	2021	2021	2021	2020
Assets
Cash and due from banks	$ 264,807	$ 239,028	$ 259,729	$ 224,159	$ 203,349
Federal funds sold and interest-bearing deposits in banks	3,756,844	3,513,412	3,044,795	2,534,969	1,913,957
Restricted Cash	43,006	—	—	—	—
Time deposits in other banks	—	—	—	249	249
Investment securities available-for-sale, at fair value	592,621	684,504	778,167	859,652	982,879
Investment securities held-to-maturity, at amortized cost	79,850	64,451	29,055	—	—
Other investments	47,552	27,619	27,621	27,620	28,202
Loans held for sale	1,254,632	1,435,805	1,210,589	1,509,528	1,167,659

Loans, net of unearned income	15,874,258	14,824,539	14,780,791	14,599,805	14,480,925
Allowance for credit losses	(167,582)	(171,213)	(175,070)	(178,570)	(199,422)
Loans, net	15,706,676	14,653,326	14,605,721	14,421,235	14,281,503

Other real estate owned	3,810	4,594	5,775	8,841	11,880
Premises and equipment, net	225,400	226,430	229,994	231,550	222,890
Goodwill	1,012,620	928,005	928,005	928,005	928,005
Other intangible assets, net	125,938	60,396	63,783	67,848	71,974
Cash value of bank owned life insurance	331,146	279,389	277,839	176,575	176,467
Other assets	413,419	416,182	425,858	436,896	449,624
Total assets	$ 23,858,321	$ 22,533,141	$ 21,886,931	$ 21,427,127	$ 20,438,638

Liabilities
Deposits
Noninterest-bearing	$ 7,774,823	$ 7,616,728	$ 6,983,761	$ 6,804,776	$ 6,151,070
Interest-bearing	11,890,730	11,216,761	11,274,236	11,071,097	10,806,753
Total deposits	19,665,553	18,833,489	18,257,997	17,875,873	16,957,823
Federal funds purchased and securities sold under agreements to repurchase	5,845	4,502	5,544	9,320	11,641
Other borrowings	739,879	425,375	425,303	425,231	425,155
Subordinated deferrable interest debentures	126,328	125,830	125,331	124,833	124,345
Other liabilities	354,265	243,175	235,752	234,274	272,586
Total liabilities	20,891,870	19,632,371	19,049,927	18,669,531	17,791,550

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,017	72,016	72,008	71,954	71,754
Capital stock	1,924,813	1,922,964	1,920,566	1,917,990	1,913,285
Retained earnings	1,006,436	934,979	863,828	785,984	671,510
Accumulated other comprehensive income, net of tax	15,590	21,885	25,024	26,090	33,505
Treasury stock	(52,405)	(51,074)	(44,422)	(44,422)	(42,966)
Total shareholders' equity	2,966,451	2,900,770	2,837,004	2,757,596	2,647,088
Total liabilities and shareholders' equity	$ 23,858,321	$ 22,533,141	$ 21,886,931	$ 21,427,127	$ 20,438,638

Other Data
Earning assets	$ 21,605,757	$ 20,550,330	$ 19,871,018	$ 19,531,823	$ 18,573,871
Intangible assets	1,138,558	988,401	991,788	995,853	999,979
Interest-bearing liabilities	12,762,782	11,772,468	11,830,414	11,630,481	11,367,894
Average assets	23,054,847	22,087,642	21,538,894	20,734,414	19,876,338
Average common shareholders' equity	2,939,507	2,874,691	2,798,269	2,695,005	2,622,942

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Allowance for Credit Losses
Balance at beginning of period	$ 188,234	$ 197,782	$ 200,241	$ 233,105	$ 260,417	$ 233,105	$ 39,266

CECL adoption impact on allowance for loan losses	—	—	—	—	—	—	78,661
CECL adoption impact on allowance for unfunded commitments	—	—	—	—	—	—	12,714
Total CECL adoption impact	—	—	—	—	—	—	91,375

Acquired allowance for purchased credit deteriorated loans	9,432	—	—	—	—	9,432	—

Provision for loan losses	(13,619)	(3,984)	(899)	(16,579)	(6,700)	(35,081)	125,488
Provision for unfunded commitments	16,388	(5,516)	1,299	(11,839)	5,481	332	19,062
Provision for other credit losses	(10)	(175)	(258)	(173)	(291)	(616)	830
Provision for credit losses	2,759	(9,675)	142	(28,591)	(1,510)	(35,365)	145,380

Charge-offs	3,367	3,537	7,138	7,574	29,094	21,616	54,464
Recoveries	3,923	3,664	4,537	3,301	3,292	15,425	11,548
Net charge-offs	(556)	(127)	2,601	4,273	25,802	6,191	42,916

Ending balance	$ 200,981	$ 188,234	$ 197,782	$ 200,241	$ 233,105	$ 200,981	$ 233,105

Allowance for loan losses	$ 167,582	$ 171,213	$ 175,070	$ 178,570	$ 199,422	$ 167,582	$ 199,422
Allowance for unfunded commitments	33,185	16,797	22,313	21,014	32,853	33,185	32,853
Allowance for other credit losses	214	224	399	657	830	214	830
Total allowance for credit losses	$ 200,981	$ 188,234	$ 197,782	$ 200,241	$ 233,105	$ 200,981	$ 233,105

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 1,003	$ 858	$ 3,529	$ 2,370	$ 5,960	$ 7,760	$ 10,647
Consumer installment	1,484	1,647	1,669	1,448	2,861	6,248	5,642
Indirect automobile	40	178	141	829	658	1,188	3,602
Premium Finance	526	605	1,194	1,343	2,240	3,668	6,133
Real estate - construction and development	21	—	186	26	—	233	83
Real estate - commercial and farmland	220	210	27	1,395	17,284	1,852	27,504
Real estate - residential	73	39	392	163	91	667	853
Total charge-offs	3,367	3,537	7,138	7,574	29,094	21,616	54,464

Recoveries
Commercial, financial and agricultural	2,389	1,986	625	727	754	5,727	1,889
Consumer installment	172	199	212	356	480	939	1,753
Indirect automobile	329	278	372	700	637	1,679	1,657
Premium Finance	633	649	2,466	1,122	605	4,870	3,189
Real estate - construction and development	210	45	84	167	125	506	817
Real estate - commercial and farmland	81	266	185	41	439	573	1,449
Real estate - residential	109	241	593	188	252	1,131	794
Total recoveries	3,923	3,664	4,537	3,301	3,292	15,425	11,548

Net charge-offs	$ (556)	$ (127)	$ 2,601	$ 4,273	$ 25,802	$ 6,191	$ 42,916

Non-Performing Assets
Nonaccrual loans	$ 85,266	$ 58,932	$ 59,921	$ 71,189	$ 76,457	$ 85,266	$ 76,457
Other real estate owned	3,810	4,594	5,775	8,841	11,880	3,810	11,880
Repossessed assets	84	152	226	840	544	84	544
Accruing loans delinquent 90 days or more	12,711	7,472	4,874	5,097	8,326	12,711	8,326
Total non-performing assets	$ 101,871	$ 71,150	$ 70,796	$ 85,967	$ 97,207	$ 101,871	$ 97,207

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.43%	0.32%	0.32%	0.40%	0.48%	0.43%	0.48%
Net charge-offs as a percent of average loans (annualized)	(0.01) %	— %	0.07%	0.12%	0.70%	0.04%	0.31%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2021	2021	2021	2021	2020
Loans by Type
Commercial, financial and agricultural	$ 1,875,993	$ 1,217,575	$ 1,406,421	$ 1,611,029	$ 1,627,477
Consumer installment	191,298	207,111	229,411	257,097	306,995
Indirect automobile	265,779	325,057	397,373	482,637	580,083
Mortgage warehouse	787,837	768,577	841,347	880,216	916,353
Municipal	572,701	624,430	647,578	659,228	659,403
Premium Finance	798,409	840,737	780,328	706,379	687,841
Real estate - construction and development	1,452,339	1,454,824	1,527,883	1,533,234	1,606,710
Real estate - commercial and farmland	6,834,917	6,409,704	6,051,472	5,616,826	5,300,006
Real estate - residential	3,094,985	2,976,524	2,898,978	2,853,159	2,796,057
Total loans	$ 15,874,258	$ 14,824,539	$ 14,780,791	$ 14,599,805	$ 14,480,925

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$ 1,286	$ 1,683	$ 1,038	$ 930	$ 521
Consumer installment	16	22	28	27	32
Indirect automobile	1,037	1,284	1,647	1,931	2,277
Real estate - construction and development	789	887	898	501	506
Real estate - commercial and farmland	35,575	43,895	46,025	43,398	36,707
Real estate - residential	26,879	29,521	31,570	33,324	38,800
Total accruing troubled debt restructurings	$ 65,582	$ 77,292	$ 81,206	$ 80,111	$ 78,843
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$ 83	$ 112	$ 805	$ 854	$ 849
Consumer installment	35	38	43	53	56
Indirect automobile	273	297	301	321	461
Real estate - construction and development	13	271	301	706	707
Real estate - commercial and farmland	5,924	6,715	7,103	2,233	1,401
Real estate - residential	4,678	2,687	2,515	2,818	2,671
Total nonaccrual troubled debt restructurings	$ 11,006	$ 10,120	$ 11,068	$ 6,985	$ 6,145
Total troubled debt restructurings	$ 76,588	$ 87,412	$ 92,274	$ 87,096	$ 84,988

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 15,614,323	$ 14,562,058	$ 14,477,905	$ 14,204,219	$ 14,109,418
Grade 6 - Other assets especially mentioned	78,957	87,757	100,750	135,213	108,541
Grade 7 - Substandard	180,978	174,724	202,134	260,369	262,947
Grade 8 - Doubtful	—	—	—	—	19
Grade 9 - Loss	—	—	2	4	—
Total loans	$ 15,874,258	$ 14,824,539	$ 14,780,791	$ 14,599,805	$ 14,480,925

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Earning Assets
Federal funds sold	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 22,896
Interest-bearing deposits in banks	3,719,878	3,082,413	2,461,092	2,145,403	879,481	2,857,141	541,776
Time deposits in other banks	—	—	244	249	249	122	249
Investment securities - taxable	698,915	757,278	811,234	910,834	1,024,335	793,883	1,206,014
Investment securities - nontaxable	22,639	19,053	18,225	19,225	20,112	19,793	21,533
Other investments	31,312	27,622	27,620	27,516	31,552	28,525	62,253
Loans held for sale	1,365,886	1,497,320	1,705,167	1,284,821	1,281,762	1,463,614	1,497,051
Loans	15,119,752	14,685,878	14,549,104	14,453,975	14,752,664	14,703,957	14,018,582
Total Earning Assets	$ 20,978,382	$ 20,089,564	$ 19,592,686	$ 18,862,023	$ 18,010,155	$ 19,887,035	$ 17,370,354

Deposits
Noninterest-bearing deposits	$ 7,600,284	$ 7,168,717	$ 6,874,471	$ 6,412,268	$ 5,970,672	$ 7,017,614	$ 5,227,399
NOW accounts	3,651,595	3,447,909	3,314,334	3,182,245	2,968,596	3,400,441	2,605,349
MMDA	5,209,653	4,966,492	4,872,500	4,761,279	4,534,243	4,953,748	4,259,467
Savings accounts	928,954	908,189	876,887	823,039	793,414	884,623	719,916
Retail CDs	1,827,852	1,919,184	2,005,265	2,066,410	2,109,600	1,953,927	2,368,802
Brokered CDs	—	511	1,000	1,000	1,140	625	16,494
Total Deposits	19,218,338	18,411,002	17,944,457	17,246,241	16,377,665	18,210,978	15,197,427
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	5,559	5,133	6,883	9,284	9,929	6,700	12,115
FHLB advances	48,828	48,866	48,910	48,951	127,797	48,888	849,546
Other borrowings	468,058	376,489	376,376	376,260	376,295	399,485	297,023
Subordinated deferrable interest debentures	126,067	125,567	125,068	124,574	124,091	125,324	124,632
Total Non-Deposit Funding	648,512	556,055	557,237	559,069	638,112	580,397	1,283,316
Total Funding	$ 19,866,850	$ 18,967,057	$ 18,501,694	$ 17,805,310	$ 17,015,777	$ 18,791,375	$ 16,480,743

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Interest Income
Federal funds sold	$ 9	$ 9	$ 12	$ 12	$ 13	$ 42	$ 147
Interest-bearing deposits in banks	1,521	1,244	594	521	251	3,880	1,735
Time deposits in other banks	—	—	1	1	1	2	4
Investment securities - taxable	5,866	5,296	5,244	6,118	6,398	22,524	33,086
Investment securities - nontaxable (TE)	198	176	176	178	190	728	789
Loans held for sale	9,433	10,618	11,773	10,827	9,705	42,651	47,760
Loans (TE)	162,415	156,861	157,112	161,473	163,532	637,861	648,137
Total Earning Assets	$ 179,442	$ 174,204	$ 174,912	$ 179,130	$ 180,090	$ 707,688	$ 731,658

Accretion income (included above)	$ 2,812	$ 2,948	$ 4,462	$ 6,127	$ 4,688	$ 16,349	$ 27,351

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 864	$ 808	$ 816	$ 926	$ 1,091	$ 3,414	$ 6,524
MMDA	1,971	1,970	1,908	1,998	2,326	7,847	18,661
Savings accounts	128	129	122	124	143	503	559
Retail CDs	1,715	2,195	2,921	3,744	5,301	10,575	32,985
Brokered CDs	—	4	8	6	9	18	338
Total Interest-Bearing Deposits	4,678	5,106	5,775	6,798	8,870	22,357	59,067
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	4	4	5	7	8	20	82
FHLB advances	195	195	193	192	245	775	7,701
Other borrowings	5,317	4,640	4,683	4,638	4,635	19,278	15,191
Subordinated deferrable interest debentures	1,334	1,440	1,243	1,338	1,569	5,355	6,709
Total Non-Deposit Funding	6,850	6,279	6,124	6,175	6,457	25,428	29,683
Total Interest-Bearing Funding	$ 11,528	$ 11,385	$ 11,899	$ 12,973	$ 15,327	$ 47,785	$ 88,750

Net Interest Income (TE)	$ 167,914	$ 162,819	$ 163,013	$ 166,157	$ 164,763	$ 659,903	$ 642,908

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2021	2021	2021	2021	2020	2021	2020
Earning Assets
Federal funds sold	0.18%	0.18%	0.24%	0.24%	0.26%	0.21%	0.64%
Interest-bearing deposits in banks	0.16%	0.16%	0.10%	0.10%	0.11%	0.14%	0.32%
Time deposits in other banks	— %	— %	1.64%	1.63%	1.60%	1.64%	1.61%
Investment securities - taxable	3.33%	2.77%	2.59%	2.72%	2.48%	2.84%	2.74%
Investment securities - nontaxable (TE)	3.47%	3.66%	3.87%	3.75%	3.76%	3.68%	3.66%
Loans held for sale	2.74%	2.81%	2.77%	3.42%	3.01%	2.91%	3.19%
Loans (TE)	4.26%	4.24%	4.33%	4.53%	4.41%	4.34%	4.62%
Total Earning Assets	3.39%	3.44%	3.58%	3.85%	3.98%	3.56%	4.21%

Interest-Bearing Deposits
NOW accounts	0.09%	0.09%	0.10%	0.12%	0.15%	0.10%	0.25%
MMDA	0.15%	0.16%	0.16%	0.17%	0.20%	0.16%	0.44%
Savings accounts	0.05%	0.06%	0.06%	0.06%	0.07%	0.06%	0.08%
Retail CDs	0.37%	0.45%	0.58%	0.73%	1.00%	0.54%	1.39%
Brokered CDs	— %	3.11%	3.21%	2.43%	3.14%	2.88%	2.05%
Total Interest-Bearing Deposits	0.16%	0.18%	0.21%	0.25%	0.34%	0.20%	0.59%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.29%	0.31%	0.29%	0.31%	0.32%	0.30%	0.68%
FHLB advances	1.58%	1.58%	1.58%	1.59%	0.76%	1.59%	0.91%
Other borrowings	4.51%	4.89%	4.99%	5.00%	4.90%	4.83%	5.11%
Subordinated deferrable interest debentures	4.20%	4.55%	3.99%	4.36%	5.03%	4.27%	5.38%
Total Non-Deposit Funding	4.19%	4.48%	4.41%	4.48%	4.03%	4.38%	2.31%
Total Interest-Bearing Liabilities	0.37%	0.38%	0.41%	0.46%	0.55%	0.41%	0.79%

Net Interest Spread	3.02%	3.06%	3.17%	3.39%	3.43%	3.15%	3.42%

Net Interest Margin(2)	3.18%	3.22%	3.34%	3.57%	3.64%	3.32%	3.70%

Total Cost of Funds(3)	0.23%	0.24%	0.26%	0.30%	0.36%	0.25%	0.54%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2021	2021	2021	2021	2020	2021	2020
Net income available to common shareholders	$ 81,944	$ 81,680	$ 88,327	$ 124,962	$ 94,285	$ 376,913	$ 261,988

Adjustment items:
Merger and conversion charges	4,023	183	—	—	—	4,206	1,391
Restructuring charges	—	—	—	—	—	—	1,513
Servicing right impairment (recovery)	(4,540)	1,398	(749)	(10,639)	9,501	(14,530)	40,067
Gain on BOLI proceeds	—	—	—	(603)	—	(603)	(948)
Expenses related to SEC and DOJ Investigation	—	—	—	—	53	—	3,058
Natural disaster and pandemic charges (Note 1)	—	—	—	—	235	—	3,296
(Gain) loss on bank premises	(126)	1,136	(236)	(264)	(30)	510	624
Tax effect of adjustment items (Note 2)	243	(536)	206	2,290	(2,049)	2,203	(10,488)
After tax adjustment items	(400)	2,181	(779)	(9,216)	7,710	(8,214)	38,513
Adjusted net income	$ 81,544	$ 83,861	$ 87,548	$ 115,746	$ 101,995	$ 368,699	$ 300,501

Weighted average number of shares - diluted	69,738,426	69,756,135	69,791,670	69,740,860	69,493,105	69,761,394	69,426,185
Net income per diluted share	$ 1.18	$ 1.17	$ 1.27	$ 1.79	$ 1.36	$ 5.40	$ 3.77
Adjusted net income per diluted share	$ 1.17	$ 1.20	$ 1.25	$ 1.66	$ 1.47	$ 5.29	$ 4.33

Average assets	$ 23,054.847	$ 22,087.642	$ 21,538,894	$ 20,734,414	$ 19,876,338	$ 21,847,731	$ 19,240,493
Return on average assets	1.41%	1.47%	1.64%	2.44%	1.89%	1.73%	1.36%
Adjusted return on average assets	1.40%	1.51%	1.63%	2.26%	2.04%	1.69%	1.56%

Average common equity	$ 2,939.507	$ 2,874.691	$ 2,798,269	$ 2,695,005	$ 2,622,942	$ 2,827,669	$ 2,531,419
Average tangible common equity	$ 1,916,783	$ 1,884,622	$ 1,804,324	$ 1,696,946	$ 1,620,742	$ 1,826,433	$ 1,520,303
Return on average common equity	11.06%	11.27%	12.66%	18.80%	14.30%	13.33%	10.35%
Adjusted return on average tangible common equity	16.88%	17.65%	19.46%	27.66%	25.04%	20.19%	19.77%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 4Q21, 3Q21 and both year-to-date periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Adjusted Noninterest Expense
Total noninterest expense	$ 138,369	$ 137,196	$ 135,761	$ 148,798	$ 151,116	$ 560,124	$ 598,629
Adjustment items:
Merger and conversion charges	(4,023)	(183)	—	—	—	(4,206)	(1,391)
Restructuring charges	—	—	—	—	—	—	(1,513)
Expenses related to SEC and DOJ Investigation	—	—	—	—	(53)	—	(3,058)
Natural disaster and pandemic charges	—	—	—	—	(235)	—	(3,296)
Gain (loss) on bank premises	126	(1,136)	236	264	30	(510)	(624)
Adjusted noninterest expense	$ 134,472	$ 135,877	$ 135,997	$ 149,062	$ 150,858	$ 555,408	$ 588,747

Total Revenue
Net interest income	$ 166,837	$ 161,661	$ 161,852	$ 164,977	$ 163,456	$ 655,327	$ 637,753
Noninterest income	81,769	76,562	89,240	117,973	112,143	365,544	446,500
Total revenue	$ 248,606	$ 238,223	$ 251,092	$ 282,950	$ 275,599	$ 1,020,871	$ 1,084,253

Adjusted Total Revenue
Net interest income (TE)	$ 167,914	$ 162,819	$ 163,013	$ 166,157	$ 164,763	$ 659,903	$ 642,908
Noninterest income	81,769	76,562	89,240	117,973	112,143	365,544	446,500
Total revenue (TE)	249,683	239,381	252,253	284,130	276,906	1,025,447	1,089,408
Adjustment items:
(Gain) loss on securities	4	(530)	(1)	12	—	(515)	(5)
Gain on BOLI proceeds	—	—	—	(603)	—	(603)	(948)
Servicing right impairment (recovery)	(4,540)	1,398	(749)	(10,639)	9,501	(14,530)	40,067
Adjusted total revenue (TE)	$ 245,147	$ 240,249	$ 251,503	$ 272,900	$ 286,407	$ 1,009,799	$ 1,128,522

Efficiency ratio	55.66%	57.59%	54.07%	52.59%	54.83%	54.87%	55.21%
Adjusted efficiency ratio (TE)	54.85%	56.56%	54.07%	54.62%	52.67%	55.00%	52.17%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2021	2021	2021	2021	2020	2021	2020
Total shareholders' equity	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 2,757,596	$ 2,647,088	$ 2,966,451	$ 2,647,088
Less:
Goodwill	1,012,620	928,005	928,005	928,005	928,005	1,012,620	928,005
Other intangibles, net	125,938	60,396	63,783	67,848	71,974	125,938	71,974
Total tangible shareholders' equity	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,761,743	$ 1,647,109	$ 1,827,893	$ 1,647,109

Period end number of shares	69,608,228	69,635,435	69,767,209	69,713,426	69,541,481	69,608,228	69,541,481
Book value per share (period end)	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.07	$ 42.62	$ 38.07
Tangible book value per share (period end)	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 26.26	$ 23.69

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
Banking Division
Net interest income	$ 120,572	$ 113,524	$ 110,670	$ 112,816	$ 112,964	$ 457,582	$ 471,231
Provision for credit losses	4,565	(9,578)	(3,949)	(23,904)	1,847	(32,866)	125,136
Noninterest income	18,859	17,896	16,171	16,738	15,659	69,664	63,165
Noninterest expense
Salaries and employee benefits	36,522	40,020	37,814	42,723	38,668	157,079	160,430
Occupancy and equipment expenses	11,699	10,196	9,050	10,120	10,958	41,065	44,939
Data processing and telecommunications expenses	10,162	9,159	10,280	10,201	9,608	39,802	39,040
Other noninterest expenses	24,048	21,723	18,763	19,710	25,806	84,244	105,965
Total noninterest expense	82,431	81,098	75,907	82,754	85,040	322,190	350,374
Income before income tax expense	52,435	59,900	54,883	70,704	41,736	237,922	58,886
Income tax expense	14,010	17,784	14,196	18,456	13,992	64,446	19,138
Net income	$ 38,425	$ 42,116	$ 40,687	$ 52,248	$ 27,744	$ 173,476	$ 39,748

Retail Mortgage Division
Net interest income	$ 19,912	$ 21,289	$ 22,533	$ 18,984	$ 19,908	$ 82,718	$ 82,359
Provision for credit losses	175	1,678	5,647	(4,553)	(1,621)	2,947	15,850
Noninterest income	59,650	55,555	69,055	97,640	94,109	281,900	370,256
Noninterest expense
Salaries and employee benefits	36,787	36,373	44,798	49,838	50,165	167,796	184,765
Occupancy and equipment expenses	1,587	1,590	1,553	1,476	1,577	6,206	6,710
Data processing and telecommunications expenses	1,213	1,357	1,435	1,546	1,534	5,551	6,275
Other noninterest expenses	10,793	11,675	7,638	8,189	7,442	38,295	28,155
Total noninterest expense	50,380	50,995	55,424	61,049	60,718	217,848	225,905
Income before income tax expense	29,007	24,171	30,517	60,128	54,920	143,823	210,860
Income tax expense	6,092	5,076	6,408	12,627	11,535	30,203	44,286
Net income	$ 22,915	$ 19,095	$ 24,109	$ 47,501	$ 43,385	$ 113,620	$ 166,574

Warehouse Lending Division
Net interest income	$ 8,063	$ 8,712	$ 8,720	$ 9,906	$ 9,017	$ 35,401	$ 23,891
Provision for credit losses	77	(291)	(155)	(145)	1,673	(514)	2,562
Noninterest income	1,253	1,037	1,333	980	1,113	4,603	3,864
Noninterest expense
Salaries and employee benefits	258	264	278	330	296	1,130	981
Occupancy and equipment expenses	1	—	1	1	1	3	4
Data processing and telecommunications expenses	56	59	68	49	101	232	270
Other noninterest expenses	227	200	30	33	26	490	176
Total noninterest expense	542	523	377	413	424	1,855	1,431
Income before income tax expense	8,697	9,517	9,831	10,618	8,033	38,663	23,762
Income tax expense	1,827	1,999	2,064	2,230	1,687	8,120	5,004
Net income	$ 6,870	$ 7,518	$ 7,767	$ 8,388	$ 6,346	$ 30,543	$ 18,758

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
SBA Division
Net interest income	$ 11,319	$ 10,699	$ 12,882	$ 16,635	$ 14,909	$ 51,535	$ 33,090
Provision for credit losses	(663)	(1,104)	(607)	(547)	(2,997)	(2,921)	2,719
Noninterest income	2,002	2,070	2,677	2,611	1,247	9,360	9,200
Noninterest expense
Salaries and employee benefits	1,217	1,320	937	1,382	1,233	4,856	6,893
Occupancy and equipment expenses	121	116	132	106	100	475	391
Data processing and telecommunications expenses	28	18	—	1	1	47	33
Other noninterest expenses	645	370	284	295	363	1,594	1,832
Total noninterest expense	2,011	1,824	1,353	1,784	1,697	6,972	9,149
Income before income tax expense	11,973	12,049	14,813	18,009	17,456	56,844	30,422
Income tax expense	2,514	2,530	3,111	3,782	3,666	11,937	6,389
Net income	$ 9,459	$ 9,519	$ 11,702	$ 14,227	$ 13,790	$ 44,907	$ 24,033

Premium Finance Division
Net interest income	$ 6,971	$ 7,437	$ 7,047	$ 6,636	$ 6,658	$ 28,091	$ 27,182
Provision for credit losses	(1,395)	(380)	(794)	558	(412)	(2,011)	(887)
Noninterest income	5	4	4	4	15	17	15
Noninterest expense
Salaries and employee benefits	1,831	1,694	1,678	1,712	2,104	6,915	7,209
Occupancy and equipment expenses	86	77	76	78	73	317	305
Data processing and telecommunications expenses	75	88	94	87	79	344	399
Other noninterest expenses	1,013	897	852	921	981	3,683	3,857
Total noninterest expense	3,005	2,756	2,700	2,798	3,237	11,259	11,770
Income before income tax expense	5,366	5,065	5,145	3,284	3,848	18,860	16,314
Income tax expense	1,091	1,633	1,083	686	828	4,493	3,439
Net income	$ 4,275	$ 3,432	$ 4,062	$ 2,598	$ 3,020	$ 14,367	$ 12,875

Total Consolidated
Net interest income	$ 166,837	$ 161,661	$ 161,852	$ 164,977	$ 163,456	$ 655,327	$ 637,753
Provision for credit losses	2,759	(9,675)	142	(28,591)	(1,510)	(35,365)	145,380
Noninterest income	81,769	76,562	89,240	117,973	112,143	365,544	446,500
Noninterest expense
Salaries and employee benefits	76,615	79,671	85,505	95,985	92,466	337,776	360,278
Occupancy and equipment expenses	13,494	11,979	10,812	11,781	12,709	48,066	52,349
Data processing and telecommunications expenses	11,534	10,681	11,877	11,884	11,323	45,976	46,017
Other noninterest expenses	36,726	34,865	27,567	29,148	34,618	128,306	139,985
Total noninterest expense	138,369	137,196	135,761	148,798	151,116	560,124	598,629
Income before income tax expense	107,478	110,702	115,189	162,743	125,993	496,112	340,244
Income tax expense	25,534	29,022	26,862	37,781	31,708	119,199	78,256
Net income	$ 81,944	$ 81,680	$ 88,327	$ 124,962	$ 94,285	$ 376,913	$ 261,988

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514